Exhibit 99.1

Orthofix Announces Appointment of Thomas A. West to Board of Directors

LEWISVILLE, TEXAS — December 14, 2021 — Orthofix Medical Inc. (NASDAQ:OFIX), a global medical device company with a spine and orthopedics focus, today announced that Thomas A. West has been named to the Company’s Board of Directors and appointed to the Compensation and Talent Development Committee.

Mr. West currently serves as the President, Chief Executive Officer and Director of Intersect ENT, Inc. (NASDAQ:XENT), a commercial stage drug-device company that pioneers local drug delivery options for ear, nose and throat surgeons. As president and CEO of Intersect ENT, he led the transformation of the business from a single technology player to a more comprehensive ENT company, resulting in a definitive agreement in August 2021 to be acquired for $1.1B by Medtronic.

“Tom joins the Orthofix Board of Directors with more than 30 years of global experience in the medical device industry,” said Catherine Burzik, Chair of the Board. “We feel his vast experience will benefit Orthofix by providing international and domestic insights and guidance as we grow globally. We are very pleased he has chosen to join our board.”

Prior to Intersect ENT, Mr. West served as Division President, Diagnostic Solutions at Hologic, Inc. Additionally, he had a 23-year career at Johnson & Johnson in various domestic and international roles of increasing responsibility across devices, pharmaceuticals and consumer products. Most recently he served as Worldwide Vice President, Strategy and Business Development, Diabetes Solutions Companies.

Mr. West has an A.B. in Politics and Economics from Princeton University and a M.B.A. from the Wharton School of the University of Pennsylvania in Marketing and Strategic Management. He is a member of the Board of Directors of the Advanced Medical Technology Association (AdvaMed).

About Orthofix

Orthofix Medical Inc. is a global medical device with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions as we partner with health care professionals to improve patients’ lives. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic products are distributed in more than 60 countries via the Company's sales representatives and distributors. For more information, please visit www.Orthofix.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

CONTACT:
Alexa Huerta	Denise Landry
Investor Relations	Media Relations
Tel 214 937 3190	Tel 214 937 2529
alexahuerta@orthofix.com	deniselandry@orthofix.com